UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 27, 2023

KANDI TECHNOLOGIES GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33997	90-0363723
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification)

Jinhua New Energy Vehicle Town

Jinhua, Zhejiang Province

People’s Republic of China

Post Code 321016

(Address of principal executive offices)

(86-579) 8223-9700

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	KNDI	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On December 27, 2023, Kandi Technologies Group, Inc., a Delaware corporation (the “Company”) held its Annual Meeting of Shareholders for the fiscal year ended December 31, 2022 (the “Annual Meeting”). Holders of 82,382,089 shares of the Company’s common stock were present in person or by proxy at the Annual Meeting, representing 94.13% of the total outstanding shares of common stock and therefore constituting a quorum of more than a majority of the shares outstanding and entitled to vote at the Annual Meeting as of the record date of November 6, 2023. The final voting result for each matter submitted to a vote of shareholders at the meeting are as follows. Except for proposal 3 below, broker Non-votes are not counted.

Proposal 1: Approval of the Merger Agreement and the Plan of Merger

Votes of a majority of the total issued and outstanding shares of the Company’s common stock in favor of the proposal is required to approve the merger agreement and plan of merger, to merge with and into Kandi Technologies Group, Inc., a company incorporated under the laws of the British Virgin Islands and a wholly owned subsidiary of the Company (“Kandi BVI”), with Kandi BVI as the surviving company upon the merger becoming effective, and whereby each issued and outstanding share of the common stock of the Company will be converted into the right to receive one ordinary share of Kandi BVI. Broker Non-votes of 32,849,052 shares are not counted. The Company obtained sufficient votes to pass this proposal.

	FOR	AGAINST	ABSTAIN
TOTAL SHARES VOTED	44,227,116	5,169,869	136,052

Proposal 2: Election of Directors

The following seven individuals were elected as the Board of Directors of the Company to serve as directors until the next Annual Meeting of Shareholders or until their successors have been duly elected and qualified. Broker Non-votes of 32,849,052 shares are not counted.

	FOR	WITHHELD
HU XIAOMING	48,457,599	1,075,438
DONG XUEQIN	48,764,450	768,587
WANG LIN	48,656,165	876,872
CHEN LIMING	48,078,254	1,454,783
LIN YI	47,766,229	1,766,808
JERRY LEWIN	47,753,237	1,959,800
HENRY YU	48,115,310	1,417,727

Proposal 3: Ratification of the appointment of ARK Pro CPA & Co. as Independent Auditor

The shareholders ratified the appointment of ARK Pro CPA & Co. as the Company’s independent auditor for the fiscal year ending December 31, 2023. Broker Non-votes of 32,849,052 shares are counted.

	FOR	AGAINST	ABSTAIN
TOTAL SHARES VOTED	80,512,703	1,349,157	520,229

Proposal 4: An Amendment to the Certificate of Incorporation

Votes of a majority of the total issued and outstanding shares of the Company’s common stock in favor of the proposal is required to approve an amendment to the Company’s Certificate of Incorporation, as amended, to increase the number of authorized shares of the Company’s common stock from one hundred million (100,000,000) shares of common stock to three hundred million (300,000,000) shares of common stock, and to correspondingly increase the number of authorized shares of preferred stock from ten million (10,000,000) shares to thirty million (30,000,000). Broker Non-votes of 32,849,052 shares are not counted. The Company obtained sufficient votes to pass this proposal.

	FOR	AGAINST	ABSTAIN
TOTAL SHARES VOTED	44,694,810	4,665,473	172,754

Proposal 5: Advisory Vote on Compensation of Named Executive Officers

The shareholders approved, on an advisory, non-binding basis, the compensation of our named executive officers. Broker Non-votes of 32,849,052 shares are not counted.

	FOR	AGAINST	ABSTAIN
TOTAL SHARES VOTED	48,045,973	1,086,842	400,222

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KANDI TECHNOLOGIES GROUP, INC.

Date: December 29, 2023	By:	/s/ Dong Xueqin
	Name:	Dong Xueqin
	Title:	President and Chief Executive Officer

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